UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Statements of FTE Networks, Inc.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the acquisition of Benchmark Builders, Inc., a privately held New York corporation (“Benchmark”) from each of its stockholders (collectively, the “Sellers”), pursuant to the Stock Purchase Agreement (“Purchase Agreement”), dated as of March 9, 2017, as amended by Amendment No. 1 to the Stock Purchase Agreement, dated as of April 20, 2017 (and together with the Purchase Agreement, the “Amended Purchase Agreement”.) The historical combined financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the statement of operations, expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheet of FTE Networks, Inc. (“FTE” or the “Company”) and Benchmark, as of December 31, 2016, and has been prepared to reflect the effects of the Benchmark acquisition as if it occurred on December 31, 2016. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2016 combine the historical results and operations of FTE and Benchmark giving effect to the acquisition as if it has occurred on January 1, 2016.

The unaudited pro forma condensed combined statement of operations do not reflect future events that may occur after the completion of the acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges FTE expects to incur in connection with the acquisition, including, but not limited to, costs in connection with integrating the operations of Benchmark.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, Benchmark’s assets and liabilities were adjusted to their estimated fair values. As of the date of this filing, FTE has not completed the detailed valuation work necessary to arrive at the required estimate of the fair value of Benchmark’s assets acquired and liabilities assumed. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional analyses are performed. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.

There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the Benchmark acquisition included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

-	the accompanying notes to the unaudited pro forma condensed combined financial statements;
-	FTE’s audited financial statements and related notes contained within FTE’s Annual Report on Form 10-K for the year ended December 31, 2016; and
-	Benchmark’s financial statements for the year ended December 31, 2016, filed within this Current report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition of Benchmark been completed as of the date indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations for benefits and potential cost savings, if any, that may be realized through the consolidation of the two companies or the costs that may be incurred in integrating their operations. The pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

FTE NETWORKS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2016

(in thousands, except share and per share information)

	Historical FTE Networks, Inc.	Historical Benchmark Builders, Inc.	Pro Forma Adjustments (Note 4)		Pro Forma FTE Networks, Inc. Combined
ASSETS
Current Assets:
Cash	$1,411	$4,753	$(17,250)	4a	$5,774
			17,610	4b
			(750)	4e
Accounts receivable, net	7,020	51,701	-		58,721
Other current assets	2,831	12,933	-		15,764
Total Current Assets	11,262	69,387	(390)		80,259
					-
Property and equipment, net	3,467	23	-		3,490
Goodwill	-	-	32,155	4c	32,155
Intangible assets, net	-	-	41,300	4d	41,300
Total Assets	$14,729	$69,410	$73,065		$157,204

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Accounts payable	$2,357	$50,714	$-		$53,071
Due to related parties	100	-	-		100
Accrued expenses and other current liabilities	3,202	10,743	-		13,945
Notes payable, current portion	7,611	-	-		7,611
Notes payable, related parties	791	-	-		791
Warrant derivative liability	594	-	-		594
Total Current Liabilities	14,655	61,457	-		76,112
					-
Notes payable, non-current portion	2,362	-	50,000	4f	52,362
Senior note payable, non-current portion, net of original issue discount and deferred costs	7,576	-	10,110	4f	14,368
			(3,318)	4e
Total Liabilities	24,593	61,457	56,792		142,842
					-
Temporary Equity:					-
Common stock, subject to put provision	437	-	-		437
Total Temporary Equity	437	-	-		437

Stockholders' Equity (Deficiency):
Preferred stock	-	-	-		-
Common stock	78	10	27	4g	111
			(10)	4i
			6	4e
APIC	11,500	(11,354)	11,354	4i	35,693
			21,631	4g
			2,562	4e
Subscription receivable	(2,829)	-	-		(2,829)
Retained earnings (accumulated deficit)	(19,050)	19,297	(19,297)	4i	(19,050)
Total Stockholders' Equity (Deficiency)	(10,301)	7,953	16,273		13,925
Total Liabilities and Stockholders' Equity (Deficiency)	$14,729	$69,410	$73,065		$157,204

See accompanying notes to the unaudited pro forma condensed combined financial information

FTE NETWORKS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2016

(in thousands, except share and per share information)

	Historical FTE Networks, Inc.	Historical Benchmark Builders, Inc.	Pro Forma Adjustments (Note 4)		Pro Forma FTE Networks Inc. Combined
Revenues, net of discounts	12,269	386,924	-		399,193
Cost of revenues	8,848	322,642	(20,300)	4j	351,790
Gross Profit	$3,421	$64,282	$(20,300)		$47,403

Operating Expenses
Selling, general, and administrative expenses	2,808	46,305	-		49,113
Travel expense	319	116	-		435
Occupancy costs	745	451	-		1,196
Depreciation and amortization	1,241	19			1,260
Amortization of intangibles	-	-	3,107	4j	3,107
Transaction expenses	226	-	-		226
Acquisition expenses	484	-	(484)	4k	-
Total Operating Expenses	5,823	46,891	2,623		55,337
Operating (Loss) Income	(2,402)	17,391	(22,923)		(7,934)

Other (Expense) Income
Interest expense	(2,272)	-	(3,368)	4l	(5,640)
Interest income	-	62	-		62
Rental income	-	113	-		113
Amortization of deferred financing costs	(725)	-	(1,659)	4e	(2,384)
Debt settlement expense	(422)	-	-		(422)
Stock incentive expense to investors	(35)	-	-		(35)
Change in warrant fair market valuation	(65)	-	-		(65)
Extinguishment loss	(314)	-	-		(314)
Total Other (Expense) Income	(3,833)	175	(5,027)		(8,685)

(Loss) Income before income taxes	(6,235)	17,566	(27,950)		(16,619)
Provision for local income taxes	-	1,316	1,316	4m	-
Net (Loss) Income	$(6,235)	$16,250	$(26,634)		$(16,619)
Preferred stock dividends	(80)	-	-		(80)
Net (Loss) Income attributable to common shareholders	$(6,315)	$16,250	$(26,634)		$(16,699)

Net (loss) income per share:
Basic and Diluted	$(0.10)				$(0.17)

Weighted average number of common shares outstanding:
Basic and Diluted	64,770,155		26,738,445	4g	97,928,620
			6,420,020	4e

See the accompanying notes to the unaudited pro forma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements of FTE Networks, Inc.

(in thousands, except share and per share information)

1. BACKGROUND

On April 20, 2017 (the “Closing Date”), FTE acquired all of the issued and outstanding shares of common stock of Benchmark pursuant to the Amended Purchase Agreement. The purchase price set forth in the Amended Purchase Agreement consists of (i) cash consideration of approximately $17,250, subject to certain prospective working capital adjustments (ii) 26,738,445 shares of FTE common stock with a fair value of $21,658, (iii) convertible promissory notes in the aggregate principal amount of $12,500 to certain stockholders of Benchmark (the “Series A Notes”, which mature on April 20, 2019) and (iv) promissory notes in the aggregate principal amount of $30,000 to certain stockholders of Benchmark (the “Series B Notes”, which mature on April 20, 2020). On April 20, 2017, in conjunction with the acquisition of Benchmark Builders Inc, Lateral amended the original credit agreement to provide for approximately $10,110 towards the cash purchase price of the Benchmark acquisition, refinancing this new advance with the existing debt and extending the maturity date of the facility to March 31, 2019. In addition, certain sellers of Benchmark additionally provided approximately $7,500 towards the cash purchase price for which they received promissory notes in the aggregate principal amount of $7,500 to certain stockholders of Benchmark (the “Series C Notes”, which mature on October 20, 2018).

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on December 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 is presented as if the acquisition had occurred on January 1, 2016.

The historical results of the Company and Benchmark have been derived from their respective audited financial statements as of and for the year ended December 31, 2016.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that the Company expects to and/or have achieved as a result of the acquisition or the costs necessary to achieve these costs savings or synergies.

3. PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

The following is a summary of the preliminary estimate of consideration transferred:

Cash consideration	$17,250
Shares of common stock	21,658
Series A Notes	12,500
Series B Notes	30,000

Merger Consideration	$81,408

Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the business combination will be completed as soon as practicable. Management anticipates that the valuations of the acquired assets and liabilities will be determined using discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed. In addition, management is still completing its analysis of deferred income taxes to be recorded in the transaction. The amounts allocated to the assets acquired and liabilities assumed could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

The following is a preliminary purchase price allocation as of the April 20, 2017 closing date:

Cash	$4,753
Accounts receivable, net	51,701
Other current assets	12,933
Property and equipment, net	23
Total identifiable assets acquired	69,410
Accounts payable	50,714
Accrued expenses and other current liabilities	10,743
Total liabilities assumed	61,457
Estimated fair value of net tangible assets acquired and liabilities assumed	7,953

Contracts in progress	20,300
Trademarks and tradenames	250
Customer relationships	20,000
Non-compete	750
Estimated fair value of identified intangible assets acquired and liabilities assumed	41,300

Total estimated consideration transferred	81,408
Goodwill	$32,155

4. PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the acquisition are as follows:

(a) Cash and cash equivalents—Adjustment reflects the preliminary net adjustment to cash in connection with the acquisition.

(b) Cash and cash equivalents—Adjustment reflects cash inflow from proceeds of borrowings incurred by the Company to help finance the purchase price

(c) Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists.

(d) Intangible assets, net – Adjustment reflects the preliminary fair value related to the identifiable intangible assets acquired in the acquisition. The preliminary fair value of the Benchmark’s identifiable intangible assets were determined using discounted cash flow analyses and other appropriate valuation techniques. The preliminary amounts assigned to the identifiable intangible assets are as follows:

Intangible Assets	Preliminary Fair Value
Contracts in progress	$20,300
Trademarks and tradenames	250
Customer relationships	20,000
Non-compete	750
Pro forma adjustment - intangible assets	$41,300

(e) Deferred financing costs – Adjustment reflects financing cost of $750 incurred in amending the original credit agreement with Lateral in conjunction with the acquisition of Benchmark to provide for partial financing of the cash purchase price, refinancing this new advance with the existing debt, extending the maturity date of the facility to March 31, 2019. The adjustment also reflects 6,420,020 shares of common stock issued to Lateral with a fair value of $2,568 in connection with this amendment.

Deferred Financing Cost, Net	Estimated Useful Life (Months)	Deferred Financing Cost	Amortization Expense for the Year Ended December 31, 2016
Fee to Lenders	24	$750	$375
Fair value of shares issued to Lateral	24	2,568	1,284
		$3,318	$1,659

(f) Current and long-term borrowings—To reflect borrowings incurred by the Company to help finance the acquisition of Benchmark.

(g) Common stock consideration – Adjustment reflects the preliminary net adjustment to common stock in connection with the acquisition. The Company issued 26,738,445 shares of its common stock with a fair value of $21,658 to certain Benchmark shareholders in conjunction with the acquisition and issued 6,420,020 shares of common stock with a fair value of $2,568 to Lateral to connection with providing financing for the acquisition.

(i) Equity— The adjustments to eliminate the historical preferred stock, common stock and other equity components of Benchmark.

(j) Depreciation and amortization—Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the acquisition. The preliminary pro forma adjustment for amortization expense for the intangible assets acquired is as follows:

Intangible Assets	Estimated Useful Life (Months)	Preliminary Fair Value	Amortization Expense for the Year Ended December 31, 2016
Contracts in progress	12	$20,300	$20,300
Trademarks and tradenames		250	-
Customer relationships	84	20,000	2,857
Non-compete	36	750	250
Preliminary amortization expense		$41,300	$23,407

(k) Acquisition costs—An adjustment of $484 reflects the removal of transaction costs incurred by the Company related to the acquisition. These expenses are directly attributable to the acquisition and not expected to have a continuing impact on the Company, and therefore have been removed for the purposes of the pro forma statements of operations.

(l) Interest expense—This adjustment reflects an increase in interest expense resulting from financing the total cash consideration paid in the acquisition and the issuance of promissory notes to certain stockholders of Benchmark. The interest expense adjustment consists of the following:

	Principal	Interest	Interest as of December 31, 2016
Series A Notes	$12,500	5%	$625
Series B Notes	30,000	3%	900
Series C Notes	7,500	3%	225
Credit facility	10,110	12% / 4% PIK	1,618
Total	$60,110		$3,368

(m) No deferred income taxes or provision for federal have been recorded as FTE has historically incurred net operating losses (“NOLs”), which are estimated to be available to offset taxable income generated by Benchmark. Benchmark taxable income approximates the historical taxable amount therefore adjustment is not deemed necessary.

5. RECLASSIFICATIONS

Certain FTE and Benchmark accounts for the year ended December 31, 2016 have been reclassified for presentation purposes in the accompanying pro forma condensed combined statements of operations. These reclassifications had no material effect on previously reported results of operations.